Exhibit 1.1

EXECUTION COPY
8,220,527 Shares
IDENIX PHARMACEUTICALS, INC.
COMMON STOCK, $0.001 PAR VALUE

UNDERWRITING AGREEMENT

October 25, 2005

October 25, 2005
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036
Dear Sirs and Mesdames:
     Idenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain stockholders of the Company (the “Selling Stockholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 8,220,527 shares of the common stock, $0.001 par value (the “Common Stock”), of the Company (the “Firm Shares”), of which 7,278,020 shares are to be issued and sold by the Company and 942,507 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto. The Firm Shares to be issued and sold by the Company include 3,939,131 shares of Common Stock (the “Novartis Shares”) to be offered to Novartis Pharma AG (“Novartis”).
     The Selling Stockholders also propose to sell to the several Underwriters not more than an additional 1,130,387 shares of its Common Stock (the “Additional Shares”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares (including the Novartis Shares) and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-127710), relating to shares of Common Stock (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company and sold from time to time by the Selling Stockholders. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the "Registration Statement,” and the related prospectus covering the Shelf Securities in the form contained in the Registration Statement at the time of effectiveness is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “preliminary prospectus” shall include in each case the documents, if any, incorporated therein by reference. The Company has also filed with the Commission an abbreviated registration statement (File No. 333-129213) to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”). Any reference herein to the term “Registration Statement” shall be deemed to include the Rule 462 Registration Statement. The terms “supplement,” “amendment” or “amend” as used in this Agreement with respect to the Registration Statement, Basic Prospectus, Prospectus or preliminary prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) At the time the Registration Statement was filed with the Commission, the Company met the applicable eligibility requirements for use of Form S-3; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceeding for such purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.
     (b) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by such Underwriter through you expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answer therein to Item 7 of Form S-3 or with respect to the information called for by Item 403 of Regulation S-K.
     (d) The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act), which are (i) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, (ii) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure and (iii) sufficient to provide reasonable assurances with respect to the performance of the functions for which they were established. Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of its internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or, (b) any material weaknesses in its internal controls or (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
     (e) The Company is in compliance with all applicable material provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect.
     (f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than pursuant to the exercise of existing stock options) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectus.
     (g) The Company and its subsidiaries own no real property and have good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
     (h) The Company was duly incorporated and, until its deregistration under the laws of the Cayman Islands on May 30, 2002, validly existing as an exempted company incorporated in the Cayman Islands with limited liability under the laws of the Cayman Islands. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.
     (i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Prospectus.
     (j) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and therein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus.
     (k) Idenix (Cayman) Limited, an exempted company incorporated in the Cayman Islands (“Idenix Cayman”), Idenix (Massachusetts) Inc., a corporation organized under the laws of The Commonwealth of Massachusetts (“Idenix Massachusetts”), Idenix Securities Corporation, a corporation organized under the laws of The Commonwealth of Massachusetts (“Idenix

Securities”), Idenix SARL, a Société à Responsabilité Limitée organized under the laws of France (“Idenix France”) and Idenix B.V., a private limited company under the laws of The Netherlands (“Idenix B.V.”), are the only subsidiaries of the Company and all of the issued shares of capital stock of Idenix Cayman, Idenix Massachusetts, Idenix Securities, Idenix France and Idenix B.V. have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned by the Company, either directly or indirectly, free and clear of any liens, encumbrances, equities or claims.
     (l) The Company has filed all notices, reports, documents or other information required to be filed by it pursuant to, and has obtained any and all authorizations, approvals, orders, consents, licenses, certificates, permits; registrations or qualifications required to be obtained under, and has otherwise complied with all requirements of, all applicable laws of the Cayman Islands and the State of Delaware in connection with the consummation of the de-registration of the Company in the Cayman Islands (the “Cayman Deregistration”), the replacement of the Company’s Cayman Islands’ Memorandum and Articles of Association with a Delaware certificate of incorporation and by-laws and the domestication of the Company in the State of Delaware pursuant to Section 388 of the Delaware General Corporation Law (the “Delaware Domestication”) and the Cayman Deregistration and the Delaware Domestication (together, the “Domestication”) are legal, effective and valid and in accordance with the laws of the Cayman Islands and the State of Delaware. The consummation of the Domestication has not conflicted with or resulted in a breach or violation of any of the terms or provisions of, or constituted a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, and which will not affect the validity of the Domestication or the transactions contemplated by this Agreement. The Domestication did not result in any violation of the provisions of the Memorandum and Articles of Association of the Company, as in effect at such time, or the provisions of any certificate of incorporation, by-laws, memorandum, articles of association or other governing documents (as applicable) of any of the Company’s subsidiaries, as in effect at such time, or any statute, rule or regulation, or, to the Company’s best knowledge, any order or decree of any court or regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.
     (m) This Agreement has been duly authorized, executed and delivered by the Company and the issuance and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Company, as currently in effect and as amended (effective as of the Closing Date), or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (except for such violations of statutes, orders, rules or regulations which would not reasonably be expected to result in a Material Adverse Effect); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required by the National Association of Securities Dealers, Inc., or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.
     (n) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation, by-laws, memorandum, articles of association or other governing documents (as applicable) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or material instrument to which it is a party or by which it or any of its properties may be bound.
     (o) The statements set forth (i) in the Prospectus under the captions “Prospectus Supplement Summary — Product Candidates,” “Prospectus Supplement Summary — Recent Developments,” “Risk Factors — Risks Related to Development, Clinical Testing and Regulatory Approval of Our Product Candidates,” “Risk Factors — Risks Related to Our Relationship with Novartis,” “Risk Factors — “Risks Related to Patents and Licenses,” “Description of Common Stock” and “Underwriters,” and (ii) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Commission on March 17, 2005 (the “10-K”), which is incorporated by reference into the Prospectus, under the captions “Business — Collaborations — Relationship with Novartis,” “Business — Co-operative Laboratory Agreements,” “Business — Patents and Licenses,” “Business — Pharmaceutical Pricing and Reimbursement,” “Business — Regulatory Matters,” “Certain Relationships and Related Transactions,” “Directors and Executive Officers of the Registrant,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” insofar as they purport to describe the documents referred to therein, are accurate, complete and fair in all material respects.
     (p) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (q) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (r) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required by the Securities Act to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.
     (s) Neither the Company nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.
     (t) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder.
(u) (i) The Company and its subsidiaries own, possess, license or have other rights under the patents and patent applications, copyrights, trademarks, service marks, trade names, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) necessary, or used, in any material respect, for the conduct of their business in the manner in which it is being conducted and in the manner in which it is intended to be conducted as set forth in the Prospectus and necessary in connection with the commercialization of product candidates (the “Product Candidates”) described under the captions “Prospectus Supplement Summary — Product Candidates” and “Prospectus Supplement Summary — Recent Developments” in the Prospectus and under the captions “Business — Product Candidates in Clinical Trials” and “Business — Drug Discovery” on pages 4-7 of the 10-K, which is incorporated by reference into the Prospectus, as being under development (collectively with the Company’s rights under the License Agreement, dated as of June 20, 1998, between the Company and the UAB Research Foundation, as amended by First Amendment Agreement, dated as of June 20, 1998, and Second Amendment Agreement, dated as of July 16, 1999 (as amended, the “UAB License Agreement”), collectively, the “Company Intellectual Property”).
  (ii) None of the claims of patents owned or licensed by the Company or any of its subsidiaries are unenforceable or invalid, and none of the claims of patent applications owned or licensed by Company or any of its subsidiaries specifically covering Product Candidates or their use, as described under the captions “Prospectus Supplement Summary — Product Candidates” and “Prospectus Supplement Summary — Recent Developments” in the Prospectus under the captions “Business — Product Candidates in Clinical Trials” and “Business — Drug Discovery” on pages 4-6 of the Company’s 10-K, would be unenforceable or invalid if issued as patents.
  (iii) The Company and its subsidiaries own or possess valid licenses or other rights under the patents and patent applications set forth in the patent schedule provided by the Company to you on the date hereof (the “Patent Schedule”), which Patent Schedule lists (other than in the case of the Company’s rights under the UAB License Agreement) all such patents and patent applications necessary for, or used in, any material respect to conduct the business of the Company and its subsidiaries in the manner in which it is being conducted and in the manner intended to be conducted as described in the Prospectus and necessary in connection with the development and commercialization of Product Candidates described in the Prospectus as being under development.
  (iv) Neither the Company nor any of its subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the Prospectus.
  (v) Neither the Company nor any of its subsidiaries has received any notice of infringement or material conflict with rights of others with respect to the Company Intellectual Property other than as disclosed in the Prospectus; except as disclosed in the Prospectus, there are no pending or, to the knowledge of the Company, threatened actions, suits, proceedings or claims by others that the Company or any of its subsidiaries is infringing any patent, trade secret, trade mark, service mark, copyright or other proprietary right, information or materials; except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of conflict with rights of others with respect to the Company Intellectual Property.
  (vi) To the Company’s and its subsidiaries’ knowledge and other than as disclosed in the Prospectus, (A) the development and commercialization of the telbivudine, valtorcitabine and NV-05A Product Candidates as described in the Prospectus do not infringe or conflict with any third party patent or other intellectual property rights, (B) the development and commercialization of the NM 283 and NV-08B Product Candidates as described in the Prospectus do not infringe any third party patent, (C) the development and commercialization of the NM 283 and NV-08B Product Candidates as described in the Prospectus do not conflict with any third party intellectual property rights, (D) none of the Company, the Company’s subsidiaries, any of the co-inventors or co-owners named on patents, and patent applications which form the Company Intellectual Property or any other person involved with seeking patent rights on behalf of the Company or any of its subsidiaries (collectively, the “Drug Discovery Network”) has received any notice of infringement or conflict with, and does not know of any infringement or conflict with, rights of others with respect to the Company Intellectual Property, and (E) there are no pending or threatened actions, proceedings or claims by others that the Drug Discovery Network is infringing any patent, trade secret, trade mark, service mark, copyright or proprietary information or materials.
  (vii) The discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Prospectus, other than those related to the NM 283 and NV-08B Product Candidates and their use to treat hepatitis C infection and discussed in (viii) below, do not, to the knowledge of the Company and any of its subsidiaries, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process that is the subject of a patent application filed by any third party, which could reasonably be expected to have a Material Adverse Effect.
  (viii) The discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Prospectus related to the NM 283 and NV-08B Product Candidates and their use to treat hepatitis C infection do not, to the knowledge of the Company and any of its subsidiaries, infringe any patent of any third party; the discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Prospectus related to the NM 283 and NV-08B Product Candidates and their use to treat hepatitis C infection do not, to the knowledge of the Company and any of its subsidiaries, conflict with any right of any third party, or any discovery, invention, product or process that is the subject of a patent application filed by any third party, which could reasonably be expected to have a Material Adverse Effect other than as described in the Prospectus.
  (ix) The patents and patent applications within Company Intellectual Property disclose patentable subject matter and there are no material inventorship challenges nor has any interference, conflict, opposition, declaratory action or nullity proceeding been declared or provoked nor is any material fact known with respect to such patents and patent applications that would preclude the issuance of patents with respect to such applications or would render such patents invalid or unenforceable; with respect to U.S. application no. 09/371,747 and related applications, there are no inventorship challenges with respect to the patents and patent applications within Company Intellectual Property.
  (x) Except for Novartis, no third party, including any academic or governmental organization, possesses rights to the Company Intellectual Property which, if exercised, could enable such party to develop products competitive to the Product Candidates or could reasonably be expected to have a Material Adverse Effect on the ability of the Company or its subsidiaries to conduct their business in the manner described in the Prospectus.
  (xi) The Company and its subsidiaries and, to the Company’s and its subsidiaries’ knowledge, their respective licensors are not in breach of, and have complied with all terms of, any license or other agreement relating to Company Intellectual Property, except for such breaches or non-compliance that could not reasonably be expected to have a Material Adverse Effect on the ability of the Company or its subsidiaries to conduct their business in the manner described in the Prospectus.
  (xii) There are no contracts or other documents material to the Company Intellectual Property other than those described in the Prospectus. Neither the Company nor any of its subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company and its subsidiaries or that would conflict with the Company’s or its subsidiaries’ business.

  (xiii) None of the execution or delivery of this Agreement, or the carrying on of the Company’s and its subsidiaries’ business by the employees of the Company and its subsidiaries, or the conduct of the Company’s and its subsidiaries’ business as proposed, will, to the Company’s and its subsidiaries’ knowledge, conflict with or result in a breach of terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.
  (xiv) The U.S. government does not have any right in telbivudine, valtorcitabine or NM 283 or their use to treat hepatitis infection.
  (xv) To the Company’s and its subsidiaries’ knowledge, it is not and will not be necessary to use any inventions, trade secrets or proprietary information or materials of any of its consultants, or its employees (or persons it currently intends to hire) made prior to their employment or engagement by the Company or its subsidiaries except for those inventions and proprietary information licensed to the Company or its subsidiaries.
  (xvi) Claim 1 as originally filed in application 09/879,854 is unpatentable.
  (xvii) The Company has a valid and binding license to U.S. Application Serial No. 09/879,854, filed June 12, 2001, and any continuations, divisionals, renewals, reissues, extensions, reexaminations and continuations-in-part by an agreement dated June 20, 1998, as amended on December 4, 1998 and July 16, 1999.
  (xviii) There are no material third party claims of inventorship, ownership interest or lien, other than co-ownership by Le Centre National de la Recherche Scientifique (“CNRS”), with respect to any of U.S. Patent Nos. 6,566,344, 6,444,652, 6,395,716 and 6,569,837; there are no third party claims of inventorship, ownership interest or lien, other than co-ownership by CNRS, with respect to any of U.S. Patent Nos. 6,566,344, 6,444,652, 6,395,716 and 6,569,837
     (v) The Company, its subsidiaries and the Drug Discovery Network have complied with the required duty of candor and good faith in dealing with the United States Patent and Trademark Office (the “PTO”), including the duty to disclose to the PTO all information believed to be material to the patentability of the Company’s patents and pending U.S. patent applications within the Company Intellectual Property.
     (w) The Company, CNRS, L’Universite Montpellier II (“UMII”) and Universita Degli Studi di Cagliari (“UDSC”) are identified, as applicable, or will be identified, in due course, in the records of the PTO as the holders of record to the U.S. patents and patent applications as set forth in the Patent Schedule.
     (x) To the knowledge of the Company, no other entity or individual (i.e., other than the Company, CNRS, UMII and UDSC) has any rights, title or interest in the patents or patent applications set forth in the Patent Schedule or any trademarks, copyrights or other intellectual property rights of the Company.
     (y) The Company, CNRS, UMII and UDSC are similarly listed, or will be listed, in due course, in the records of corresponding foreign agencies with respect to the foreign counterparts of the foregoing set forth in the Patent Schedule.
     (z) There are no legal or governmental proceedings pending relating to patents, trade secrets, trade marks, service marks, copyrights or other proprietary information or materials, other than PTO or foreign patent office review of pending applications for patents and trademarks, and no such proceedings are contemplated or, to the knowledge of the Company, threatened by governmental authorities or others.
     (aa) The Company and its subsidiaries have diligently prosecuted, and are diligently prosecuting, claims in the patent applications within the Company Intellectual Property, which contain claims covering products of the Company and Product Candidates or their method of use as described under the captions “Prospectus Supplement Summary — Product Candidates” and “Prospectus Supplement Summary — Recent Developments” in the Prospectus under the captions “Business — Product Candidates in Clinical Trials” and “Business — Drug Discovery” on pages 4-7 of the Company’s 10-K as being under development.
     (bb) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business as presently conducted, including without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances, except where the failure to possess such certificates, authorizations and permits would not, singly or in the aggregate, have a Material Adverse Effect; neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect; the Company and its subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as currently conducted, including without limitation, all regulations prescribed by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect; and to the best knowledge of the Company, other than as set forth in the Prospectus, no prospective change in any applicable federal, state, local or foreign laws, rules or regulations has been adopted which, when made effective, would have a Material Adverse Effect
     (cc) Each of (i) the Restated and Amended Cooperative Agreement, dated May 7, 2003, between Idenix France, the Company, CNRS, UMII and Novartis (the “CNRS Cooperative Agreement”), (ii) the Cooperative Antiviral Research Activity Agreement, dated January 4, 1999, between Idenix France and UDSC, as amended by the Letter Agreement, dated April 14, 2002, by and between Idenix France and UDSC, and by the Letter Agreement, dated May 8, 2003, by and among the Company, Idenix France, Novartis and UDSC, and by the Agreement, dated June 30, 2004, by and between the Company and UDSC (the “UDSC Cooperative Agreement”), (iii) the License Agreement, dated December 14, 2000, between the Company and UDSC, as amended by the Letter Agreement, dated April 14, 2002, by and between Idenix France and UDSC, by the Letter Agreement, dated May 8, 2003, by and among the Company, Idenix France, Novartis and UDSC, and by the Agreement, dated June 30, 2004, by and between the Company and UDSC (the “UDSC License Agreement”), (iv) the Development, License and Commercialization Agreement, dated as of May 8, 2003, by and among the Company, Idenix Cayman and Novartis as amended on April 30, 2004 and December 21, 2004, and (v) the Master Manufacturing and Supply Agreement, dated as of May 8, 2003, by and between Idenix Cayman and Novartis, is a valid and binding obligation of the parties thereto and enforceable against such parties in accordance with its terms.
     (dd) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Prospectus.
     (ee) The Company and each of its subsidiaries have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their properties and assets and to conduct their business in the manner in which it is described in the Prospectus, with such exceptions as do not and will not, individually or in the aggregate, have a Material Adverse Effect.
     (ff) The Company and each of its subsidiaries (i) have been in compliance with any and all applicable foreign, federal, state, and local laws, regulations and common law standards of conduct relating to the protection of human health and safety, the environment or hazardous or toxic substances, chemicals, wastes, pollutants and contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective business activities as described in the Prospectus and (iii) are in compliance with all terms and conditions of any such permit, license or approval, (iv) are not liable for costs which have arisen under any Environmental Law for the unlawful release or disposal of any substance regulated pursuant to any Environmental Law; (v) have not received any claim, notice, demand or letter indicating that it may be in violation of, or subject to liability or costs under, any Environmental Law; and (vi) are not subject to any order, decree, injunction or agreement with any governmental authority or any third party (other than Novartis) concerning obligations or liabilities relating to any Environmental Law; except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, failure to comply with the terms and conditions of such permits, licenses or approvals or liabilities, claims, orders or agreement, would not, singly or in the aggregate, have a Material Adverse Effect.
     (gg) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to include any securities of the Company with the Shares registered pursuant to the Registration Statement, except as otherwise disclosed in the Prospectus or as have been validly waived in writing by such person in connection with the offering of Shares contemplated hereby.
     (hh) Each of the Company and its subsidiaries is not involved in any labor dispute nor, to the best knowledge of the Company, is any such dispute threatened. The Company is not aware that (A) any executive, key employee, key consultant or significant group of employees or consultants of the Company or any subsidiary plans to terminate his or her employment or consulting agreement with the Company or any such subsidiary, or (B) any such executive, key employee or key consultant is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company and its subsidiaries.
     (ii) Under the Research Agreement and License Agreement with the University of Cagliari, as amended in 2002, 2003, 2004 and 2005, the Company has the right to take any and all actions which are necessary to enforce or defend Company Intellectual Property rights that are co-owned with and/or licensed from the University of Cagliari under such agreements, and the Company has the right to join the University of Cagliari as a party plaintiff in any such action. The University of Cagliari has agreed to cooperate, assist and participate, including without limitation as a party plaintiff, in enforcing or defending the Company Intellectual Property rights that are co-owned with and/or licensed from the University of Cagliari under such agreements.
     2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:
     (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Custody Agreement (as defined below) and the Power of Attorney (as defined below), and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Custody Agreement and the Power-of-Attorney and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.
     (b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership or the other governing documents of such Selling Stockholder if such Selling Stockholder is not a corporation or a partnership, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder (except for such violations of statutes, orders, rules or regulations which would not reasonably be expected to result in any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, the consolidated financial position, stockholders’ equity or results of operations of such Selling Stockholder).

     (c) Such Selling Stockholder has, and immediately prior to the Closing Date (as defined in Section 5 below) and each Option Closing Date (as defined in Section 3 below) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, assuming that each Underwriter acquires a securities entitlement (within the meaning of Sections 8-102(a)(17) and 8-501 of the Uniform Commercial Code (the “UCC”)) in the Shares transferred by such Selling Stockholder by having such Shares credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company (“DTC”) or another securities intermediary, and makes payment for such Shares as provided in this Agreement, in each case without notice of any adverse claim (within the meaning of Sections 8-105 and 8-502 of the UCC), the Underwriters will acquire such Shares free of any adverse claim (within the meaning of Section 8-102 of the UCC).
     (d) Such Selling Stockholder will comply with the selling restrictions set forth in the Form of Lock-up Agreement attached hereto as Exhibit A.
     (e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (f) The preliminary prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not, contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading solely as a result of the inclusion of a statement or omission of a statement made in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein.
     (g) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to the Company, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing Jean-Pierre Sommadossi and Andrea J. Corcoran, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.
     (h) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.
     3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $19.3734 a share (other than the Novartis Shares, which shall be purchased at $20.61 per Novartis Share if confirmed for purchase in writing by Novartis as described below) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares. It is understood and agreed that the Novartis Shares will initially be reserved for offer and sale to Novartis upon the terms and subject to the conditions set forth in this Agreement and the Prospectus and will be sold to Novartis at $20.61 per Novartis Share if such Novartis Shares are confirmed for purchase in writing by Novartis as provided in Section 6(m) of this Agreement. Any Novartis Shares that are not confirmed for purchase in writing by Novartis as provided in Section 6(m) of this Agreement may be purchased from the Company at $19.3734 a share and offered to the public as set forth in the Prospectus.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, certain of the Selling Stockholders agree to sell to the Underwriters up to the number of Additional Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,130,387 Additional Shares at $19.3734 a share. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Any such election to purchase Additional Shares shall be made in proportion to the maximum number of Additional Shares to be sold by each Selling Stockholder as set forth on Schedule I hereto. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period beginning on the date of the Prospectus through and including the 90th day after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except as may be required pursuant to the terms of the Amended and Restated Stockholders’ Agreement, dated as of July 24, 2004 (the “Stockholders’ Agreement”).
     The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) grants of equity awards under the Company’s equity incentive plans, (c) the issuance of Common Stock by the Company to Novartis in accordance with the terms of the Amended and Restated Stockholders’ Agreement, or (c) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing.
     4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares (other than the Novartis Shares) are to be offered to the public initially at $20.61 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.80 a share under the Public Offering Price.
     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to the account specified by the Company for its own account and in its capacity as custodian for the Selling Stockholders (the “Custodian”) in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October 31, 2005, or at such other time on the same or such other date, not later than November 7, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to the Custodian in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than December 8, 2005, as shall be designated in writing by you.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against the payment therefor specified in Section 3 of this Agreement.
     6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate from the Company, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) On the Closing Date, Ropes & Gray LLP, U.S. counsel for the Underwriters, shall have furnished the Underwriters with such written opinion or opinions, dated the Closing Date, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
     (d) On the Closing Date, Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, shall have furnished the Underwriters with their written opinion or opinions, dated the Closing Date, in the form of Exhibit B(i) hereto or otherwise in form and substance satisfactory to the Underwriters.
     (e) On the Closing Date, Andrea Corcoran, Executive Vice President, Legal and Administration, and Secretary of the Company, shall have furnished the Underwriters with such written opinion or opinions, dated the Closing Date, in the form of Exhibit B(ii) hereto or otherwise in form and substance satisfactory to the Underwriters.
     (f) On the Closing Date, King & Spalding LLP, special patent counsel for the Company, shall have furnished the Underwriters with such written opinion or opinions, dated the Closing Date, in the form of Exhibit B(iii) hereto or otherwise in form and substance satisfactory to the Underwriters.
     (g) On the Closing Date, Rothwell, Figg, Ernst & Manbeck, P.C., special patent counsel for the Company, shall have furnished the Underwriters with their written opinion or opinions, dated the Closing Date, in the form of Exhibit B(iv) hereto or otherwise in form and substance satisfactory to the Underwriters.
     (h) On the Closing Date, Kahn & Associés, special French counsel for the Company, shall have furnished the Underwriters with their written opinion or opinions, dated the Closing Date, in the form of Exhibit B(v) hereto or otherwise in form and substance satisfactory to the Underwriters.
     (i) On the Closing Date, Bird & Bird, special Italian counsel for the Company, shall have furnished the Underwriters with their written opinion or opinions, dated the Closing Date, in the form of Exhibit B(vi) hereto or otherwise in form and substance satisfactory to the Underwriters.
     (j) On the Closing Date, the respective counsel for each of the Selling Stockholders, as indicated in Schedule I hereto, each shall have furnished the Underwriters with their written opinion or opinions with respect to each of the Selling Stockholders for whom they are acting as counsel, dated the Closing Date, in form and substance satisfactory to you, to the effect that:
     (i) A Custody Agreement and a Power-of-Attorney have been duly executed and delivered by such Selling Stockholder. The Power-of-Attorney constitutes a valid and binding instrument of such Selling Stockholder in accordance with its terms and the Custody Agreement constitutes a valid and binding agreement of such Selling Stockholder in accordance with its terms;
     (ii) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such

Selling Stockholder with all of the provisions of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (a) result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (b) result in any violation of the provisions of the certificate of incorporation or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership or the other governing documents of such Selling Stockholder if such Selling Stockholder is not a corporation or a partnership, or any order known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, or (c) conflict or violate any applicable law or any rule or regulation of any governmental agency or body having jurisdiction over such Selling Stockholder;
     (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;
     (iv) Immediately prior to the Closing Date, such Selling Stockholder had good and valid title to the Shares to be sold at the Closing Date by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and
     (v) Upon (i) receipt by DTC or a nominee (other than a securities intermediary) acting on its behalf, of each of the stock certificates representing the Shares to be sold by such Selling Stockholder, duly indorsed in blank or together with stock powers duly executed in blank, (ii) the crediting by DTC of such Shares to securities accounts of each of the Underwriters by book entries, and (iii) payment for such Shares by each of the Underwriters pursuant to this Agreement, and assuming that neither DTC nor any of the Underwriters has notice of any adverse claim to such Shares, then (A) DTC will be a protected purchaser of such Shares, (B) each Underwriter will acquire a valid security entitlement in respect of such Shares credited to its securities account, and (C) no action based on an adverse claim to any of such Shares credited to such Underwriter’s account may be asserted against such Underwriter with respect to such securities entitlement.
In rendering the opinion in paragraph (iv), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe that both the Underwriters and they are justified in relying upon such certificate.
     (k) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as applicable, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (l) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     (m) The Underwriters shall have received, by the end of the second business day following the date on which this Agreement is executed or such other time established by the Underwriters and Novartis, a fully-executed copy of the Stockholder Notice and Consent Agreement among the Company, the Underwriters and Novartis, which shall provide written confirmation of the agreement by Novartis to purchase the Novartis Shares from the Underwriters at $20.61 per Novartis Share, subject to the prior purchase of the Firm Shares by the Underwriters pursuant to the terms of this Agreement.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such customary closing documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:
     (a) To furnish to you, without charge, one signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.
     (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.
     (e) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, (ii) the cost of reproducing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum or Legal Investment memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares, (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with the Blue Sky survey and Blue Sky Memorandum or Legal Investment memorandum, (iv) all reasonable fees and expenses in connection with listing the Shares on NASDAQ, (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares, (vi) the cost of preparing stock certificates, (vii) the cost and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, (x) the reasonable fees and expenses of one counsel for the Selling Stockholders, and (xi) the fees and expenses of the Attorneys-in-Fact and the Custodian; and (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this section, including (i) any fees and expenses of counsel for such Selling Stockholder other than those paid by the Company pursuant to clause (a)(x), and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(ii) of the preceding sentence, Morgan Stanley & Co. Incorporated agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Morgan Stanley & Co. Incorporated for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) relating to or arising out of any action taken or omitted to be taken in good faith in connection with the sale of the Novartis Shares, except that this clause (i) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted from the gross negligence or willful misconduct of such Underwriter, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

     (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that such Selling Stockholder shall not be liable for any such losses, claims, damages or liabilities that are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, further, that the liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price (less underwriting discounts and commissions) of the Shares sold by such Selling Shareholder under this Agreement; and provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.
     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.
     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the

Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling

Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price (less underwriting discounts and commissions) of the Shares sold by such Selling Stockholder under this Agreement.
     (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
     10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.
     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (a) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to the address of the Company set forth in the Registration Statement, Attention: Secretary, and if to any Selling Stockholder shall be delivered, mailed or sent to counsel for such Selling Stockholder at its address set forth on Schedule I hereto.
[The remainder of this page has been left blank intentionally.]

Very truly yours, Idenix Pharmaceuticals, Inc.
By:	/s/ Jean-Pierre Sommadossi
	Name:	Jean-Pierre Sommadossi, Ph.D.
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors

The Selling Stockholders named in Schedule I hereto, acting severally
By:	/s/ Jean-Pierre Sommadossi
Jean-Pierre Sommadossi, Ph.D.
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule I hereto

Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Acting severally on behalf of themselves and
   the several Underwriters named in
   Schedule II hereto

By:	Morgan Stanley & Co. Incorporated

By:	/s/ William Blais

	Name:	William Blais
	Title:	Managing Director

SCHEDULE I

		Maximum
	Number of	Number of
	Firm	Additional
	Shares To	Shares To
Selling Stockholder	Be Sold	Be Sold

BB BioVentures L.P.(a)	559,183	630,999

MPM Asset Management Investors 1998 LLC (a)	7,071	7,979

MPM BioVentures Parallel Fund (a)	48,633	54,879

Nomura International plc(b)	286,221	343,277

Swan Private Equity Verwaltungs GmbH(c)	41,399	93,253

Total:	942,507	1,130,387

(a) This Selling Stockholder is represented by Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199-7613, and has appointed Jean-Pierre Sommadossi and Andrea J. Corcoran, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(b) This Selling Stockholder is represented by Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199-7613, and the General Counsel of such Selling Stockholder and has appointed Jean-Pierre Sommadossi and Andrea J. Corcoran, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(c) This Selling Stockholder is represented by Palmer & Dodge LLP, 111 Huntington Avenue,
I-1

Boston, Massachusetts 02199-7613, and in respect to German law by Haarman Hemmelrath, KölnTurm, Im MediaPark 8, 50670 Cologne, Germany, and has appointed Jean-Pierre Sommadossi and Andrea J. Corcoran, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
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SCHEDULE II

Number of Firm Shares
Underwriter	To Be Purchased

Morgan Stanley & Co. Incorporated	4,110,264

Bear, Stearns & Co. Inc.	4,110,263

Total:	8,220,527

EXHIBIT A
[FORM OF LOCK-UP LETTER]
___, 2005
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, NY 10036
Dear Sirs and Mesdames:
     The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Idenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the selling stockholders named therein, providing for, among other things, the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of the Company’s common stock, par value $0.01 per share (the “Common Stock”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission, as may be supplemented from time to time.
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period beginning on the date of the final prospectus relating to the Public Offering (the "Prospectus”) through and including the 90th day following such date, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock (1) as a bona fide gift, (2) by will or intestate succession

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or (3) to any trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (which shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin), (c) transfers or distributions of shares of Common Stock or any security convertible into Common Stock to any affiliate (as defined in Regulation C under the Securities Act of 1933, as amended) of the undersigned or any wholly-owned subsidiary, limited partner, member or stockholder of the undersigned or (d) transfers of shares of Common Stock or any security convertible into Common Stock pursuant to the terms of the Underwriting Agreement or otherwise with the prior written consent of Morgan Stanley; provided that in the case of any transfer or distribution pursuant to clause (b) or (c) (i) each donee or distributee shall sign and deliver a lock-up letter agreement substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
     If (1) the Company notifies you in writing that it does not intend to proceed with the Public Offering, (2) the registration statement or Prospectus filed with the Securities and Exchange Commission with respect to the Public Offering is withdrawn, (3) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), or (4) the Closing Date shall not have occurred by November 30, 2005, this agreement shall be terminated and the undersigned shall be released from any obligations hereunder.

Very truly yours,

(Name)

(Address)

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EXHIBIT B
[FORMS OF OPINIONS]